Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.		News Release

Contact:	Kevin C. Hake	Jeffrey T. O’Keefe
	Senior Vice President Finance and Treasurer	Director of Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL
2006 SECOND QUARTER RESULTS;  MAINTAINS FISCAL 2006 EPS PROJECTION

Highlights for the Quarter Ended April 30, 2006

•                                          Net income available to common stockholders was $101.0 million for the second quarter, or $1.55 per fully diluted common share, compared with $106.1 million, or $1.62 per fully diluted common share, in last year’s second quarter.  Total revenues increased 30% to $1.6 billion.

•                                          Management is reaffirming its projection for the fiscal year ending October 31, 2006 of earnings between $7.20 and $7.40 per fully diluted common share, compared to fiscal 2005 earnings of $7.16 per fully diluted common share.

•                                          Earnings for the trailing twelve months ended April 30, 2006 represent an after-tax return on beginning common equity (ROE) of 33.8%, and a 19.4% return on beginning capital (ROC).

•                                          Contract backlog as of April 30, 2006, including unconsolidated joint ventures, was 13,384 homes with a sales value of $4.8 billion, up 23% from the sales value of contract backlog at April 30, 2005.

•                                          The dollar value of net contracts for the second quarter of 2006, including unconsolidated joint ventures, decreased 18% to $1.5 billion, compared to $1.9 billion in last year’s second quarter.  The number of net contracts, including unconsolidated joint ventures, declined 19% to 4,342 contracts.

•                                          Excluding unconsolidated joint ventures, the Company delivered 4,555 homes with an aggregate sales value of $1.5 billion in the second quarter of fiscal 2006, compared to deliveries of 3,748 homes with an aggregate sales value of $1.2 billion in the second quarter of fiscal 2005.  In the second quarter of fiscal 2006, the Company delivered 612 homes in unconsolidated joint ventures, compared with 351 homes in last year’s second quarter.

RED BANK, NJ, May 31, 2006 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported net income available to common stockholders of $101.0 million, or $1.55 per fully diluted common share, on $1.6 billion in total revenues for the quarter ended April 30, 2006.  This is slightly greater than the company’s prior guidance. For the six-month period ended April 30, 2006, revenues reached $2.9 billion, a 26% increase from $2.3 billion in revenues in the year earlier period.  Net income available to common stockholders for the first half of fiscal 2006 was $182.4 million, or $2.80 per fully diluted common share, compared to $187.6 million, or $2.87 per fully diluted common share, in the same period a year ago.

Consistent with prior guidance, second quarter land sale profits were approximately $0.18 per fully diluted common share.  Homebuilding gross margin in the 2006 second quarter, excluding interest expense in cost of sales, was 23.7%, compared with 26.4% in the 2005 second quarter.  Total stockholders’ equity grew 44% to $1.98 billion at April 30, 2006 from $1.37 billion on April 30, 2005.  The Company was operating 411 active selling communities on April 30, 2006, excluding unconsolidated joint ventures, compared with 308 at the end of the second quarter last year.

Comments from Management

“Our performance in the first half of fiscal 2006 was just behind last year’s record-setting performance, and our current sales pace, along with our strong contract backlog, positions us to conclude another solid year of deliveries, revenues and earnings, despite the current environment of slowing housing markets,” said Ara K. Hovnanian, President and Chief Executive Officer of the Company.  “Our return on beginning common equity for fiscal 2006 is projected to be nearly 30%, significantly higher than the average ROE among companies comprising the S&P 500.

“In the near term, we continue to experience a more challenging sales environment in most of our markets, when compared with conditions over the past few years,” Mr. Hovnanian continued.  “However, we believe the slowdown has been affected primarily by a sharp increase in investor resale inventory in some of our markets and community locations, combined with much more cautious buyer sentiment.  Fortunately, economic and demographic fundamentals remain strong.  Thus, we expect our more regulated markets, including New Jersey, California, Florida and metropolitan Washington, D.C., will return to a stronger level of sales contracts as the market overhang is absorbed and buyer sentiment improves.  In the interim, we are managing our company and our land position cautiously, as we have done in past downturns during our 47-year history,” Mr. Hovnanian stated. “And we have taken steps to prepare our sales associates and our communities to meet the more competitive environment that we are currently experiencing.

“As many of our housing markets have continued to cool off from the white-hot levels of previous years, we have renegotiated option contracts on numerous land parcels – primarily those negotiated within the last twelve months that no longer adequately reflect the pricing and returns available in the current sales environment,” Mr. Hovnanian said.  “We also walked away from about $5.6 million of deposits on land parcels that we controlled through options when we were unable to successfully renegotiate the purchase terms.  This amount was charged off and reflected in our second quarter earnings, impacting net results by $0.05 per fully diluted common share.  For years, we have employed a strategy of controlling land predominantly with options to allow us to efficiently manage inventories under changing market conditions.  Our disciplined approach allows us to achieve the best possible returns commensurate with prudent risk for the Company and our shareholders,” Mr. Hovnanian concluded.

“We expect earnings for the fiscal year ending October 31, 2006 to be in the range of $7.20 to $7.40 per fully diluted common share, slightly higher than what we achieved in 2005,” said J. Larry Sorsby, Executive Vice President and Chief Financial Officer.  “Given our current $4.8 billion sales backlog and our recent sales pace, we are well positioned to deliver on these expectations. More than 85% of our projected deliveries are either in sales backlog or delivered as of April 30th.   We expect earnings for the third quarter to be in a range of $1.40 to $1.50 per fully diluted common share,” Mr. Sorsby continued.  “We expect to continue to manage the Company’s average ratio of net recourse debt-to-capitalization below 50% for fiscal 2006.  The ratio at April 30, 2006, which is typically near a seasonal peak for the year, was 50.6%.”

In Closing

“We have consciously slowed our new land acquisition activity by underwriting transactions to our hurdle of a 30 percent unleveraged Internal Rate of Return while utilizing today’s market environment including lower net prices and lower monthly sales pace assumptions.  Additionally, to compete in today’s environment, we have made adjustments in our advertising and selling efforts, as well as our pricing strategies,” said Mr. Hovnanian.   “Sales contracts have slowed from the white-hot pace we enjoyed the past couple of years, but they continue at sound historical levels.  Our resolve and long-term focus to become a better, more efficient homebuilder has not changed. As we move ahead, we expect to be able to continue generating strong returns,” Mr. Hovnanian concluded.

Hovnanian Enterprises will webcast its second quarter earnings conference call at 11:00 a.m. E.T. on Thursday, June 1, 2006, hosted by Ara K. Hovnanian, President and Chief Executive Officer of the Company.  The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Web site at http://www.khov.com.  For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Web site at http://www.khov.com.  The archive will be available for 12 months.

The Company’s summary projection for the fiscal year ending October 31, 2006 will be available today on the “Company Projections” section of the “Investor Relations” section of the Company’s website at http://www.khov.com.

About Hovnanian Enterprises

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, Chairman, is headquartered in Red Bank, New Jersey.  The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia.  The Company’s homes are marketed and sold under the trade names K. Hovnanian Homes, Matzel & Mumford, Forecast Homes, Parkside Homes, Brighton Homes, Parkwood Builders, Windward Homes, Cambridge Homes, Town & Country Homes, Oster Homes, First Home Builders of Florida and CraftBuilt Homes.  As the developer of K. Hovnanian’s Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2005 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian’s investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

Hovnanian Enterprises, Inc. is a member of the Public Home Builders Council of America (“PHBCA”) (http://www.phbca.org), a nonprofit group devoted to improving understanding of the business practices of America’s largest publicly-traded home building companies, the competitive advantages they bring to the home building market, and their commitment to creating value for their home buyers and stockholders. The PHBCA’s 14 member companies build one out of every five homes in the United States.

Non-GAAP Financial Measures:

Consolidated earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is not a generally accepted accounting principle (GAAP) financial measure.  The most directly comparable GAAP financial measure is net income.  The reconciliation of EBITDA to net income is presented in a table attached to this earnings release.

Note: All statements in this Press Release that are not historical facts should be considered as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and business conditions, (2) adverse weather conditions and natural disasters, (3) changes in market conditions, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) geopolitical risks, terrorist acts and other acts of war and (13) other factors described in detail in the Company’s Form 10-K for the year ended October 31, 2005.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
April 30, 2006

Statements of Consolidated Income

(Dollars in Thousands, Except Per Share)

	Three Months Ended,		Six Months Ended,
	April 30,		April 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Total Revenues	$1,574,121	$1,209,469	$2,852,113	$2,264,030
Total Expenses	1,421,070	1,042,082	2,571,411	1,966,172
Income From Unconsolidated Joint Ventures	9,497	7,140	17,072	8,575
Income Before Income Taxes	162,548	174,527	297,774	306,433
Provision for Taxes	58,899	68,391	110,029	118,815
Net Income	103,649	106,136	187,745	187,618

Less: Preferred Stock Dividends	2,669	—	5,338	—

Net Income Available to Common Stockholders	$100,980	$106,136	$182,407	$187,618

Per Share Data:
Basic:
Income per common share	$1.60	$1.71	$2.90	$3.01
Weighted Average Number of Common Shares Outstanding	62,919	62,233	62,864	62,237

Assuming Dilution:
Income per common share	$1.55	$1.62	$2.80	$2.87
Weighted Average Number of Common Shares Outstanding	65,106	65,498	65,254	65,459

Hovnanian Enterprises, Inc.
April 30, 2006

Gross Margin

(Dollars in Thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Sale of Homes	$1,479,548	$1,189,672	$2,725,745	$2,205,641
Cost of Sales, excluding interest	1,128,530	875,016	2,055,352	1,632,101
Homebuilding Gross Margin, excluding interest	$351,018	$314,656	$670,393	$573,540
Homebuilding Cost of Sales interest	19,861	18,441	35,972	36,020
Homebuilding Gross Margin, including interest	$331,157	$296,215	$634,421	$537,520

Gross Margin Percentage, excluding interest	23.7%	26.4%	24.6%	26.0%
Gross Margin Percentage, including interest	22.4%	24.9%	23.3%	24.4%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Land Sales	$70,238	$1,173	$80,793	$24,177
Cost of Sales, excluding interest (a)	51,769	1,811	59,634	15,981
Land Sales Gross Margin, excluding interest	$18,469	$(638)	$21,159	$8,196
Land Sales interest	422	23	880	211
Land Sales Gross Margin, including interest	$18,047	$(661)	$20,279	$7,985

(a) Does not include costs associated with walking away from land options which are recorded as inventory impairment losses in the income statement.

Hovnanian Enterprises, Inc.

April 30, 2006

Reconciliation of EBITDA to Net Income

(Dollars in Thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Net Income	$103,649	$106,136	$187,745	$187,618
Income Taxes	58,899	68,391	110,029	118,815
Interest expense	20,983	19,003	38,372	36,925
EBIT (1)	$183,531	$193,530	$336,146	$343,358
Depreciation	3,233	1,893	6,319	3,513
Amortization of Debt Costs	573	348	1,009	709
Amortization of Intangibles	13,391	10,386	25,060	20,474
Other Amortization	—	—	—	528
EBITDA(2)	$200,728	$206,157	$368,534	$368,582

INTEREST INCURRED	$36,250	$22,904	$67,054	$43,948

EBITDA TO INTEREST INCURRED	5.54	9.00	5.50	8.39

(1)  EBIT is a non-GAAP financial measure. The comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2)  EBITDA is a non-GAAP financial measure. The comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

Hovnanian Enterprises, Inc.

April 30, 2006

Interest Incurred, Expensed and Capitalized

(Dollars in Thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$61,781	$40,587	$48,366	$37,465
Plus Interest Incurred	36,250	22,904	67,054	43,948
Less Interest Expensed	20,983	19,003	38,372	36,925
Interest Capitalized at End of Period	$77,048	$44,488	$77,048	$44,488

Hovnanian Enterprises, Inc.

April 30, 2006

Summary Financial Projection

(Dollars in Millions, except per share or where noted)

(Unaudited)

				Trailing	Projection
	Fiscal Yr.	Fiscal Yr.	Fiscal Yr.	12 Mos.	Fiscal Yr.
	10/31/03	10/31/04	10/31/05	04/30/06	10/31/06*

Total Revenues ($ Billion)	$3.20	$4.15	$5.35	$5.94	$6.50 - $6.70
Income Before Income Taxes	$411.5	$549.8	$780.6	$771.9	$760.0 - $780.0
Pre-tax Margin	12.9%	13.2%	14.6%	13.0%	11.5% - 11.8%
Net Income Available to Common Stockholders **	$257.4	$348.7	$469.1	$463.9	$471.0 - $484.0
Earnings Per Common Share (fully diluted)	$3.93	$5.35	$7.16	$7.09	$7.20 - $7.40

* 2006 Projection is based on two quarters of projected results and two quarters of actual data.

** Net Income less preferred dividends paid; preferred dividends were $0 in fiscal 2003 and 2004.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share Amounts)

	April 30,	October 31,
ASSETS	2006	2005
	(unaudited)
Homebuilding:
Cash and cash equivalents	$47,525	$201,641

Restricted cash	8,766	17,189

Inventories - At the lower of cost or fair value:
Sold and unsold homes and lots under development	3,306,101	2,459,431

Land and land options held for future development or sale	561,220	595,806

Consolidated Inventory Not Owned:
Specific performance options	10,696	9,289
Variable interest entities	381,178	242,825
Other options	136,530	129,269

Total Consolidated Inventory Not Owned	528,404	381,383

Total Inventories	4,395,725	3,436,620

Investments in and advances to unconsolidated joint ventures	211,556	187,205

Receivables, deposits, and notes	82,206	125,388

Property, plant, and equipment - net	110,509	96,891

Prepaid expenses and other assets	165,642	125,662

Goodwill	32,658	32,658

Definite life intangibles	204,875	249,506
Total Homebuilding	5,259,462	4,472,760

Financial Services:
Cash and cash equivalents	6,504	10,669
Mortgage loans held for sale	214,190	211,248
Other assets	6,482	15,375
Total Financial Services	227,176	237,292

Income Taxes Receivable – Including Deferred Tax Benefits	96,650	9,903
Total Assets	$5,583,288	$4,719,955

See notes to condensed consolidated financial statements (unaudited).

9

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share Amounts)

	April 30,	October 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2006	2005
	(unaudited)
Homebuilding:
Nonrecourse land mortgages	$38,117	$48,673
Accounts payable and other liabilities	500,286	510,529
Customers’ deposits	238,709	259,930
Nonrecourse mortgages secured by operating properties	24,017	24,339
Liabilities from inventory not owned	254,691	177,014

Total Homebuilding	1,055,820	1,020,485
Financial Services:
Accounts payable and other liabilities	8,887	8,461
Mortgage warehouse line of credit	195,189	198,856

Total Financial Services	204,076	207,317

Notes Payable:
Revolving credit agreement	275,000
Senior notes	1,399,247	1,098,739
Senior subordinated notes	400,000	400,000
Accrued interest	25,375	20,808

Total Notes Payable	2,099,622	1,519,547

Total Liabilities	3,359,518	2,747,349

Minority interest from inventory not owned	243,339	180,170

Minority interest from consolidated joint ventures	3,241	1,079

Stockholders’ Equity:
Preferred Stock, $.01 par value-authorized 100,000 shares; issued 5,600 shares at April 30, 2006 and at October 31, 2005 with a liquidation preference of $140,000.
Common Stock, Class A, $.01 par value-authorized 200,000,000 shares; issued 58,378,455 shares at April 30, 2006 and 57,976,455 shares at October 31, 2005 (including 11,295,656 shares at April 30, 2006 and 10,995,656 shares at October 31, 2005 held in Treasury)	584	580
Common Stock, Class B, $.01 par value (convertible to Class A at time of sale) authorized 30,000,000 shares; issued 15,363,534 shares at April 30, 2006 and 15,370,250 shares at October 31, 2005 (including 691,748 shares at April 30, 2006 and October 31, 2005 held in Treasury)	154	154
Paid in Capital	369,317	371,390
Retained Earnings	1,705,359	1,522,952
Deferred Compensation		(19,648)
Treasury Stock - at cost	(98,224)	(84,071)

Total Stockholders’ Equity	1,977,190	1,791,357

Total Liabilities and Stockholders’ Equity	$5,583,288	$4,719,955

See notes to condensed consolidated financial statements (unaudited).

10

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2006	2005	2006	2005
Revenues:
Homebuilding:
Sale of homes	$1,479,548	$1,189,672	$2,725,745	$2,205,641
Land sales and other revenues	73,382	3,528	85,915	27,927

Total Homebuilding	1,552,930	1,193,200	2,811,660	2,233,568
Financial Services	21,191	16,269	40,453	30,462

Total Revenues	1,574,121	1,209,469	2,852,113	2,264,030

Expenses:
Homebuilding:
Cost of sales, excluding interest	1,180,299	876,827	2,114,986	1,648,083
Cost of sales interest	20,283	18,464	36,852	36,231

Total Cost of Sales	1,200,582	895,291	2,151,838	1,684,314

Selling, general and administrative	151,853	106,704	287,087	203,292
Inventory impairment loss	5,595	1,500	8,704	1,998

Total Homebuilding	1,358,030	1,003,495	2,447,629	1,889,604

Financial Services	14,517	11,467	28,047	21,387

Corporate General and Administrative	25,911	14,916	53,633	30,794

Other Interest	700	539	1,520	694

Other Operations	8,521	1,279	15,522	3,219

Intangible Amortization	13,391	10,386	25,060	20,474

Total Expenses	1,421,070	1,042,082	2,571,411	1,966,172

Income from unconsolidated joint ventures	9,497	7,140	17,072	8,575

Income Before Income Taxes	162,548	174,527	297,774	306,433

State and Federal Income Taxes:
State	6,235	10,318	11,109	15,764
Federal	52,664	58,073	98,920	103,051

Total Taxes	58,899	68,391	110,029	118,815

Net Income	103,649	106,136	187,745	187,618
Less: Preferred Stock Dividends	2,669		5,338

Net Income Available to Common Stockholders	$100,980	$106,136	$182,407	$187,618

Per Share Data:
Basic:
Income per common share	$1.60	$1.71	$2.90	$3.01
Weighted average number of common shares outstanding	62,919	62,233	62,864	62,237
Assuming dilution:
Income per common share	$1.55	$1.62	$2.80	$2.87
Weighted average number of common shares outstanding	65,106	65,498	65,254	65,459

See notes to condensed consolidated financial statements (unaudited).

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(UNAUDITED)

Communities Under Development
Three Months - 4/30/06

		Net Contracts (1)			Deliveries
		Three Months Ended			Three Months Ended			Contract Backlog
		April 30,			April 30,			April 30,
		2006	2005	% Change	2006	2005	% Change	2006	2005	% Change
NorthEast Region (2)
	Homes	761	734	3.7%	646	725	(10.9)%	2,275	2,100	8.3%
	Dollars	277,581	253,736	9.4%	232,952	267,245	(12.8)%	869,734	732,039	18.8%
	Avg. Price	364,758	345,689	5.5%	360,607	368,614	(2.2)%	382,301	348,590	9.7%
SouthEast Region (3)
	Homes	1,248	1,518	(17.8)%	1,807	1,118	61.6%	6,743	3,236	108.4%
	Dollars	499,535	538,285	(7.2)%	562,214	334,900	67.9%	2,199,767	1,144,365	92.2%
	Avg. Price	400,268	354,601	12.9%	311,131	299,553	3.9%	326,230	353,636	(7.7)%
SouthWest Region
	Homes	1,235	1,222	1.1%	1,054	900	17.1%	1,406	1,428	(1.5)%
	Dollars	265,790	235,487	12.9%	232,289	164,133	41.5%	315,309	272,554	15.7%
	Avg. Price	215,215	192,706	11.7%	220,388	182,370	20.8%	224,259	190,864	17.5%
West Region
	Homes	718	1,216	(41.0)%	1,048	1,005	4.3%	1,163	2,072	(43.9)%
	Dollars	343,303	506,363	(32.2)%	452,093	423,394	6.8%	587,465	862,048	(31.9)%
	Avg. Price	478,138	416,417	14.8%	431,386	421,288	2.4%	505,129	416,046	21.4%
Consolidated Total
	Homes	3,962	4,690	(15.5)%	4,555	3,748	21.5%	11,587	8,836	31.1%
	Dollars	1,386,209	1,533,871	(9.6)%	1,479,548	1,189,672	24.4%	3,972,275	3,011,006	31.9%
	Avg. Price	349,876	327,051	7.0%	324,818	317,415	2.3%	342,822	340,766	0.6%
Unconsolidated Joint Ventures (4)
	Homes	380	638	(40.4)%	612	351	74.4%	1,797	2,150	(16.4)%
	Dollars	129,757	320,437	(59.5)%	244,402	123,732	97.5%	810,115	879,482	(7.9)%
	Avg. Price	341,467	502,252	(32.0)%	399,350	352,513	13.3%	450,815	409,061	10.2%
Total
	Homes	4,342	5,328	(18.5)%	5,167	4,099	26.1%	13,384	10,986	21.8%
	Dollars	1,515,966	1,854,308	(18.2)%	1,723,950	1,313,404	31.3%	4,782,390	3,890,488	22.9%
	Avg. Price	349,140	348,031	0.3%	333,646	320,421	4.1%	357,321	354,131	0.9%

DELIVERIES INCLUDE EXTRAS

Notes:

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) The number and the dollar amount of net contracts in the Northeast in the 2006 second quarter include the effect of the Oster Homes acquisition, which closed in August 2005.

(3) The number and the dollar amount of net contracts in the Southeast in the 2006 second quarter include the effects of the Cambridge Homes, First Home Builders of Florida and CraftBuilt Homes acquisitions, which closed in March 2005, August 2005 and April 2006, respectively.

(4) The number and the dollar amount of net contracts in Unconsolidated Joint Ventures in the 2006 second quarter include the effect of the Town & Country Homes acquisition, which closed in March 2005.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(UNAUDITED)

Communities Under Development
Six Months - 4/30/06

		Net Contracts (1)			Deliveries
		Six Months Ended			Six Months Ended			Contract Backlog
		April 30,			April 30,			April 30,
		2006	2005	% Change	2006	2005	% Change	2006	2005	% Change
NorthEast Region (2)
	Homes	1,369	1,256	9.0%	1,258	1,412	(10.9)%	2,275	2,100	8.3%
	Dollars	501,982	443,341	13.2%	458,454	505,706	(9.3)%	869,734	732,039	18.8%
	Avg. Price	366,678	352,979	3.9%	364,431	358,149	1.8%	382,301	348,590	9.7%
SouthEast Region (3)
	Homes	2,615	2,367	10.5%	3,334	2,020	65.0%	6,743	3,236	108.4%
	Dollars	1,000,936	823,167	21.6%	1,029,870	598,734	72.0%	2,199,767	1,144,365	92.2%
	Avg. Price	382,767	347,768	10.1%	308,899	296,403	4.2%	326,230	353,636	(7.7)%
SouthWest Region
	Homes	2,036	2,119	(3.9)%	1,926	1,615	19.3%	1,406	1,428	(1.5)%
	Dollars	436,494	400,535	9.0%	415,548	300,044	38.5%	315,309	272,554	15.7%
	Avg. Price	214,388	189,021	13.4%	215,757	185,786	16.1%	224,259	190,864	17.5%
West Region
	Homes	1,292	2,122	(39.1)%	1,882	1,967	(4.3)%	1,163	2,072	(43.9)%
	Dollars	600,454	860,487	(30.2)%	821,873	801,157	2.6%	587,465	862,048	(31.9)%
	Avg. Price	464,748	405,508	14.6%	436,702	407,299	7.2%	505,129	416,046	21.4%
Consolidated Total
	Homes	7,312	7,864	(7.0)%	8,400	7,014	19.8%	11,587	8,836	31.1%
	Dollars	2,539,866	2,527,530	0.5%	2,725,745	2,205,641	23.6%	3,972,275	3,011,006	31.9%
	Avg. Price	347,356	321,405	8.1%	324,493	314,463	3.2%	342,822	340,766	0.6%
Unconsolidated Joint Ventures (4)
	Homes	654	704	(7.1)%	1,197	373	220.9%	1,797	2,150	(16.4)%
	Dollars	238,329	361,784	(34.1)%	459,014	135,317	239.2%	810,115	879,482	(7.9)%
	Avg. Price	364,417	513,898	(29.1)%	383,470	362,780	5.7%	450,815	409,061	10.2%
Total
	Homes	7,966	8,568	(7.0)%	9,597	7,387	29.9%	13,384	10,986	21.8%
	Dollars	2,778,195	2,889,314	(3.8)%	3,184,759	2,340,958	36.0%	4,782,390	3,890,488	22.9%
	Avg. Price	348,757	337,222	3.4%	331,849	316,902	4.7%	357,321	354,131	0.9%

DELIVERIES INCLUDE EXTRAS

Notes:

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) The number and the dollar amount of net contracts in the Northeast in the 2006 first half include the effect of the Oster Homes acquisition, which closed in August 2005.

(3) The number and the dollar amount of net contracts in the Southeast in the 2006 first half include the effects of the Cambridge Homes, First Home Builders of Florida and CraftBuilt Homes acquisitions, which closed in March 2005, August 2005 and April 2006, respectively.

(4) The number and the dollar amount of net contracts in Unconsolidated Joint Ventures in the 2006 first half include the effect of the Town & Country Homes acquisition, which closed in March 2005.